UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)
August 24, 2006 (August 23, 2006)
ANADARKO PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8968	76-0146568

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(Address of principal executive offices including Zip Code)
(832) 636-1000

(Registrant’s telephone number, including area code)
N.A.

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.01. Completion of Acquisition or Disposition of Assets.
     On August 23, 2006, Anadarko Petroleum Corporation (the “Company”) completed its previously announced acquisition of Western Gas Resources, Inc. (“Western Gas”) pursuant to the Agreement and Plan of Merger dated June 22, 2006, as amended by Amendment No. 1 to Agreement and Plan of Merger dated as of July 7, 2006 (as amended, the “Merger Agreement”), by and among the Company, APC Merger Sub, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), and Western Gas. The Company’s acquisition of Western Gas was consummated by merging Merger Sub with and into Western Gas with Western Gas surviving as a wholly-owned subsidiary of the Company (the “Western Gas Merger”). The former stockholders of Western Gas have the right to receive $61.00 in cash for each share of Western Gas common stock, which aggregates to cash consideration for the transaction of approximately $4.8 billion, including cash payable to stockholders and holders of all equity awards (net of applicable exercise prices).
     The description of the Western Gas Merger set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement that was filed by the Company as Exhibit 2.2 to the Current Report on Form 8-K filed on June 26, 2006 (the “Western Gas 8-K”). The description of the Merger Agreement remains subject to the qualifications set forth in the Western Gas 8-K.
     The full text of the press release, dated August 23, 2006, announcing the completion of the Western Gas Merger, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     To finance the Western Gas Merger and to refinance certain of Western Gas’ outstanding indebtedness, on August 23, 2006 the Company borrowed approximately $5.5 billion under its $24.0 Billion 364-Day Term Loan Agreement (the “Loan Agreement”), among the Company, as borrower, UBS AG, Stamford Branch, as administrative agent, Credit Suisse, Cayman Islands Branch and Citicorp North America, Inc., as co-syndication agents, and the lenders from time to time party thereto. After giving effect to such borrowing, the aggregate outstanding principal amount of the Company’s borrowings under the Loan Agreement was approximately $22.5 billion.
     The terms and conditions of the Loan Agreement were previously disclosed in the Company’s Current Report on Form 8-K filed on August 15, 2006 (the “Prior 8-K”), which is incorporated herein by reference. The Loan Agreement was filed as Exhibit 10.2 to the Prior 8-K.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits:

Exhibit
No.	Document

99.1	Press Release dated August 10, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANADARKO PETROLEUM CORPORATION
(Registrant)

Dated: August 24, 2006

	By:	/s/ Charlene A. Ripley

Charlene A. Ripley, Vice President,
General Counsel, Corporate Secretary and
Chief Compliance Officer

EXHIBIT INDEX

Exhibit
No.	Document

99.1	Press Release dated August 10, 2006.